UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2012

Strategic Hotels & Resorts, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32223	33-1082757
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Madison Street, Suite 1700, Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

(312) 658-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On September 27, 2012, Strategic Hotels & Resorts, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Amended and Restated Employment Agreement, dated as of August 27, 2009 (the “Employment Agreement”), with the Company’s president and chief executive officer, Laurence S. Geller. Among other things, pursuant to the Amendment, (i) the term of the Employment Agreement was extended until January 31, 2013 and (ii) thereafter, the term of the Employment Agreement will be automatically extended until the subsequent December 31st, unless either the Company or Mr. Geller give the other party notice of the intention to not extend the Employment Agreement by January 31, 2013 if extension beyond January 31, 2013 is not intended or by October 1st of 2013 or any applicable succeeding year if extension beyond such calendar year is not intended, except that upon a Change in Control (as defined in the Employment Agreement), the term of the Employment Agreement will extend for at least 24 months from the date of the Change in Control.

The Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

10.1	Amendment No. 1 to Employment Agreement, entered into as of September 27, 2012, by and between Laurence S. Geller and Strategic Hotels & Resorts, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 28, 2012

STRATEGIC HOTELS & RESORTS, INC.

By:	/s/ Paula Maggio
	Name:	Paula Maggio
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1 to Employment Agreement, entered into as of September 27, 2012, by and between Laurence S. Geller and Strategic Hotels & Resorts, Inc.